Exhibit 99.2

VALSPAR TO ACQUIRE WATTYL LIMITED

Leading Australian Paint Manufacturer Strengthens Company’s Brand Portfolio,

Expands Customer Base in Asia Pacific

MINNEAPOLIS, Minn., June 27 – The Valspar Corporation (NYSE-VAL) announced today that it has agreed to acquire Australian paint manufacturer Wattyl Limited (ASX-WYL).  Wattyl had 2009 sales of A$381.4 million.  Wattyl distributes leading paint brands to retail customers through home improvement centers and hardware outlets and to trade customers through a network of 140 company-owned stores.  Valspar will acquire all outstanding Wattyl shares for approximately A$142 million and assume existing debt.  The transaction is subject to approval by Wattyl shareholders and regulatory authorities.

“Wattyl is a market leader with excellent brands, high quality products and broad distribution across all channels throughout Australia and New Zealand,” said William L. Mansfield, Valspar chairman and chief executive officer.  “This latest acquisition builds on our increasing presence in the Asia Pacific region and presents an outstanding opportunity for growth.”

Investor Contact:	Tyler Treat, (612) 851-7358, ttreat@valspar.com
U.S. Media Contact:	Mike Dougherty, (612) 851-7802, mdougherty@valspar.com
Australia Media Contacts:	Tim Duncan, +61 3 9600 1979, tduncan@hintons.com.au Angus Urquhart, +61 3 9600 1979, aurquhart@hintons.com.au

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements.  These forward-looking statements are based on management’s expectations and beliefs concerning future events.  Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements.  These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties.  The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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